Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the balance sheets as of December 31, 2020 and 2019, statements of operations for years ended December 31, 2020 and 2019, cash flows for years ended December 31, 2020 and 2019, and Adjusted EBITDA for the quarter and year ended December 31, 2020 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions. CEI consolidated balance does not include CRC until the period starting from July 20, 2020.
The consolidating condensed balance sheets as of December 31, 2020 and 2019 are as follows:

	December 31, 2020			December 31, 2019
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$374	$1,384	$1,758	$1,393	$(1,187)	$206
Restricted cash and investments	9	2,012	2,021	17	(13)	4
Accounts receivable, net	262	76	338	402	(348)	54
Due from affiliates	613	(569)	44	487	(483)	4
Inventories	30	14	44	35	(17)	18
Prepayments and other current assets	157	93	250	147	(81)	66
Assets held for sale	1,500	712	2,212	50	203	253
Total current assets	2,945	3,722	6,667	2,531	(1,926)	605
Investments in and advances to unconsolidated affiliates	—	173	173	—	136	136
Property and equipment, net	11,763	2,570	14,333	14,294	(11,679)	2,615
Gaming licenses and other intangibles, net	3,151	1,102	4,253	2,717	(1,606)	1,111
Goodwill	8,872	851	9,723	4,012	(3,102)	910
Other assets, net	1,412	(176)	1,236	750	(486)	264
Total assets	$28,143	$8,242	$36,385	$24,304	$(18,663)	$5,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$67	$—	$67	$64	$182	$246
Accounts payable	110	55	165	271	(209)	62
Accrued interest	46	183	229	20	16	36
Accrued other liabilities	827	412	1,239	1,335	(1,028)	307
Due to affiliates	12	(12)	—	4	(4)	—
Liabilities related to assets held for sale	646	239	885	7	30	37
Total current liabilities	1,708	877	2,585	1,701	(1,013)	688
Long-term financing obligation	11,064	1,231	12,295	10,070	(9,099)	971
Long-term debt, less current portion	8,304	5,769	14,073	7,420	(5,095)	2,325
Long-term debt to related party	15	(15)	—	15	(15)	—
Deferred income taxes	1,223	(57)	1,166	1,044	(847)	197
Other long-term liabilities	610	622	1,232	931	(588)	343
Total liabilities	22,924	8,427	31,351	21,181	(16,657)	4,524
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	5,202	(186)	5,016	3,109	(1,992)	1,117
Noncontrolling interests	17	1	18	14	(14)	—
Total stockholders’ equity	5,219	(185)	5,034	3,123	(2,006)	1,117
Total liabilities and stockholders’ equity	$28,143	$8,242	$36,385	$24,304	$(18,663)	$5,641
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)

The consolidating condensed statements of operations for years ended December 31, 2020 and 2019 are as follows:

	Year Ended December 31, 2020			Year Ended December 31, 2019
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$2,574	$(237)	$2,337	$4,399	$(2,591)	$1,808
Food and beverage	591	(254)	337	1,613	(1,312)	301
Hotel	686	(236)	450	1,581	(1,281)	300
Other	610	(260)	350	1,144	(1,025)	119
Net revenues	4,461	(987)	3,474	8,737	(6,209)	2,528
EXPENSES:
Casino and pari-mutuel commissions	1,529	(332)	1,197	2,485	(1,580)	905
Food and beverage	472	(211)	261	1,128	(889)	239
Hotel	263	(93)	170	486	(387)	99
Other	310	(170)	140	599	(553)	46
General and administrative	1,145	(263)	882	1,520	(1,017)	503
Corporate	224	(29)	195	258	(192)	66
Impairment charges	68	147	215	468	(467)	1
Depreciation and amortization	938	(355)	583	1,019	(797)	222
Transaction costs and other operating costs	169	99	268	91	(54)	37
Total operating expenses	5,118	(1,207)	3,911	8,054	(5,936)	2,118
Operating (loss) income	(657)	220	(437)	683	(273)	410
OTHER EXPENSE:
Interest expense, net	(1,437)	263	(1,174)	(1,297)	1,011	(286)
Loss on extinguishment of debt	—	(197)	(197)	—	(8)	(8)
Other (loss) income	(13)	189	176	(11)	20	9
Total other expense	(1,450)	255	(1,195)	(1,308)	1,023	(285)
(Loss) income from continuing operations before income taxes	(2,107)	475	(1,632)	(625)	750	125
Benefit (provision) for income taxes	(162)	36	(126)	66	(110)	(44)
Net (loss) income from continuing operations, net of income taxes	(2,269)	511	(1,758)	(559)	640	81
Discontinued operations, net of income taxes	—	—	—	—	—	—
Net (loss) income	(2,269)	511	(1,758)	(559)	640	81
Net (loss) income attributable to noncontrolling interests	5	(4)	1	(1)	1	—
Net (loss) income attributable to Caesars	$(2,264)	$507	$(1,757)	$(560)	$641	$81
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of cash flows for years ended December 31, 2020 and 2019 are as follows:

	Year Ended December 31, 2020			Year Ended December 31, 2019
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
Net cash (used in) provided by operating activities	(782)	200	(582)	866	(553)	313
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(294)	131	(163)	(561)	390	(171)
Former Caesars acquisition, net of cash acquired	—	(6,394)	(6,394)	—	—	—
Acquisition of gaming rights	(80)	45	(35)	—	—	—
Proceeds from sale of businesses, property and equipment, net of cash sold	14	352	366	475	61	536
Proceeds from the sale of investments	—	25	25	—	5	5
Proceeds from insurance related to property damage	—	17	17	5	(5)	—
Investments in unconsolidated affiliates	—	(1)	(1)	—	(1)	(1)
Other	—	6	6	—	—	—
Net cash (used in) provided by investing activities	(360)	(5,819)	(6,179)	(81)	450	369
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	3,938	5,827	9,765	—	33	33
Repayments of long-term debt and revolving credit facilities	(2,412)	(1,330)	(3,742)	(413)	(323)	(736)
Proceeds from sale-leaseback financing arrangement	3,219	5	3,224	—	—	—
Financing obligation payments	(58)	9	(49)	(21)	21	—
Transactions with parent	(4,384)	4,384	—	174	(174)	—
Debt issuance and extinguishment costs	(124)	(232)	(356)	—	(1)	(1)
Proceeds from issuance of common stock	—	2,718	2,718	—	—	—
Cash paid to settle convertible notes	—	(903)	(903)	—	—	—
Taxes paid related to net share settlement of equity awards	—	(16)	(16)	—	(8)	(8)
Distributions to noncontrolling interests	—	—	—	(2)	2	—
Net cash (used in) provided by financing activities	179	10,462	10,641	(262)	(450)	(712)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash flows from operating activities	11	—	11	—	—	—
Cash flows from investing activities	(6)	—	(6)	—	—	—
Net cash from discontinued operations	5	—	5	—	—	—
Change in cash, cash equivalents, and restricted cash classified as assets held for sale	(72)	57	(15)	(5)	5	—
Effect of foreign currency exchange rates on cash	—	129	129	—	—	—
Increase (decrease) in cash, cash equivalents and restricted cash	(1,030)	5,029	3,999	518	(548)	(30)
Cash, cash equivalents and restricted cash, beginning of period	1,422	(1,205)	217	904	(657)	247
Cash, cash equivalents and restricted cash, end of period	$392	$3,824	$4,216	$1,422	$(1,205)	$217
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income/(loss) attributable to Caesars to Adjusted EBITDA for quarter and year ended December 31, 2020 are as follows:

	Three Months Ended December 31, 2020			Year Ended December 31, 2020
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
Net income/(loss) attributable to Caesars	$(468)	$(87)	$(555)	$(2,264)	$507	$(1,757)
Net income/(loss) attributable to noncontrolling interests	(2)	—	(2)	(5)	4	(1)
Net income from discontinued operations	(1)	—	(1)	—	—	—
Income tax (benefit)/provision	23	39	62	162	(36)	126
Other (income)/loss	(1)	(176)	(177)	13	(189)	(176)
Loss on extinguishment of debt	—	24	24	—	197	197
Interest expense	391	175	566	1,437	(263)	1,174
Depreciation and amortization	216	45	261	938	(355)	583
Impairment charges	3	51	54	68	147	215
Transaction costs and other operating costs	15	11	26	169	99	268
Stock-based compensation expense	16	7	23	68	10	78
Other items	7	8	15	74	(44)	30
Adjusted EBITDA	$199	$97	$296	$660	$77	$737
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.